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                                                                     EXHIBIT 21

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Subsidiary                                 State of Incorporation/Organization
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

Spring Anesthesia Group, Inc.              California
      Independent Anesthesia IPA of
        California, Inc.                   California
      Independent Anesthesia IPA of
        Arizona, Inc.                      Arizona
EE&C Financial Services, Inc.              New York
PSS EE&C Health Services, Inc.             Delaware
Med-Data Interface Systems, LLC            Texas
Medical Intercept Systems, LLC             Texas
Synergistic Systems, Inc.                  California
North Coast Health Care Management, Inc.   Ohio
      North Coast Account Systems, Inc.    Delaware
Medical Management Support, Inc.           Delaware
Data Processing Systems, Inc.              Delaware
PSS PBS Northwest, Inc.                    Delaware
PSS ALM, Inc.                              Delaware
PSS PAMBI, Inc.                            Delaware
PSS C-Care, Inc.                           Delaware
     C-Care, Inc.                          New Jersey
     H.O.P.E. Enterprises Group, Inc.      New Jersey
     Professional Medical Recovery
       Service, Inc.                       New Jersey
Revenue Production Management, Inc.        Illinois
PSI Acquisition Corp.                      Michigan
     Physerv Solutions, Inc.               Michigan
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